UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
May 21, 2008
Date of Report (Date of earliest event reported)
Greenfield Online, Inc.
(Exact name of Company as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50698 (Commission File Number)	06-1440369 (I.R.S. Employer Identification No.)
21 River Road
Wilton, CT 06897
(Address of Principal Executive Offices and Zip Code)
(203) 834-8585
(Company’s telephone number, including area code)
N/A
(Former Name or Former Address, if changed since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 21, 2008, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Greenfield Online, Inc. (the “Company”) approved the annual base salaries for certain of our executive officers, including our named officers, which will be retroactive to January 1, 2008. The named executive officers will receive annual base salaries and have the potential to earn the maximum bonus described below:

		2008 Maximum Bonus
Executive	2008 Base Salary	(as a percentage of salary)
Albert Angrisani	$500,000	100%
President and CEO
Robert E. Bies	$310,000	100%
Executive Vice President and Chief Financial Officer
Stephan Musikant	€200,000	200%
Managing Director Ciao GmbH
Daniel Keller	€200,000	200%
Managing Director Ciao GmbH
Jonathan A. Flatow	$275,000	100%
Chief Administrative Officer and General Counsel
     The Committee also approved the terms of the 2008 Executive Compensation and Bonus Plan (the “Bonus Plan”). All of our named executive officers who are on the payroll during 2008 and, unless otherwise set forth in their respective employment agreements, who remain on the payroll until the date the bonus is payable, are eligible to participate in the Bonus Plan. Under the terms of the Bonus Plan as it relates to Messrs. Angrisani, Bies, and Flatow bonus payments are calculated using bonus target percentages (expressed as a percentage of base salary) and are adjusted based on a combination of performance factors including corporate, business unit and individual performance relative to defined goals. Corporate and business unit performance is determined by reference to a combination of measures, which include revenue and adjusted EBITDA (a non-GAAP financial measure, as defined by the Committee). Performance targets for each of these measures and corresponding levels of bonus eligibility (“Bonus Plan Level(s)”) have been established by the Committee. Individual performance is determined through an evaluation by our chief executive officer (“CEO”) and approved by the Committee (provided that Mr. Angrisani’s performance shall be approved by the Committee). There are three separate Bonus Plan Levels: Budget Plan Level where 50% of maximum bonus eligibility is achieved (80% for Mr. Angrisani); an Intermediate Plan Level, where 75% of bonus eligibility is achieved (85% for Mr. Angrisani); and Excel Plan Level where up to 100% of bonus eligibility is achieved. Bonuses attributable to each financial metric will be calculated according to the Company’s (or business unit’s) achievement with respect to that level, provided however, that if any financial metric falls below the Budget Plan Level, no bonus will be payable.
     2008 Bonuses for Messrs. Musikant and Keller are calculated as a percentage of adjusted EBITDA earned by the Ciao comparison shopping business unit in excess of €11.78 million Euros.
     At the end of each quarter, the Committee will determine the quarterly portion of the executive bonus earned by and payable to the executives, including any portion based on personal goals as determined by the CEO. All remaining 2008 bonus amounts, if any, will be paid when the Company receives its audited 2008 financial results. Quarterly bonuses will be payable only to the extent that the Company or business unit (as applicable) has reached its Budget Plan Level of financial achievement on a year to date basis.
     The Bonus Plan is not a contract of employment and may be changed by the Company at any time.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD ONLINE, INC.
By:	/s/ Robert E. Bies
Robert E. Bies
Executive Vice President and Chief Financial Officer

Dated: May 28, 2008

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